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                                                     EXHIBIT 23



CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statements of Ethyl Corporation and Subsidiaries on Form S-8 (File Nos. 2-78933 and 33-63525) and on Form S-3 (File No. 33-57243) of our report dated January 20, 1998, on our audits of the consolidated financial statements of Ethyl Corporation and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included on page 42 of this Annual Report on Form 10-K.





/s/ COOPERS & LYBRAND L.L.P.

Richmond, Virginia

March 24, 1998